EXHIBIT 21.1

State of Incorporation
Subsidiary (1)	or Organization	Name(s) under which Subsidiary Conducts Business

The financial statements of the following entities were consolidated into the financial statements of the Registrant at December 31, 2021
Duke Realty Corporation (2):
Duke Realty Limited Partnership	Indiana	Duke Realty Limited Partnership;
Duke Realty of Indiana Limited Partnership (AZ, KY, MO, NC);
Duke Indiana Realty Limited Partnership (TX)
Duke Realty Corporation and Duke Realty Limited Partnership:
Duke Acquisition, Inc.	Georgia	Duke Acquisition, Inc.
Duke Realty Ohio	Indiana	Duke Realty Ohio
Duke Construction Limited Partnership	Indiana	Duke Construction Limited Partnership;
Duke Indiana Construction Limited Partnership (FL, NJ);
Duke Construction Limited Partnership of Michigan (MI);
Duke Indiana Construction (NY);
Duke Construction, an Indiana limited partnership (WI);
Indiana Construction (AZ)
Duke Realty Construction, Inc.	Indiana	Duke Realty Construction, Inc.
Duke Realty Services, LLC	Indiana	Duke Realty Services, LLC (PA, WA);
Duke Realty Services of Indiana, LLC (KY, MO, WI);
Duke Realty Services of VA, LLC (VA);
Duke Texas Realty Services, LLC (TX)
Duke Realty Services Limited Partnership	Indiana	Duke Realty Services Limited Partnership;
Duke Realty Services of Indiana Limited Partnership (AZ, WA)
Duke Business Centers Corporation	Indiana	Duke Business Centers Corporation
Kenwood Office Associates	Ohio	Kenwood Office Associates
Duke Realty Land, LLC	Indiana	Duke Realty Land, LLC
PK-Duke Development, LLC	Indiana	PK-Duke Development, LLC
USLF I REIT, LLC	Delaware	USLF I REIT, LLC

Duke Realty Corporation and Duke Realty Limited Partnership accounted for the following entities on the equity method at December 31, 2021

B/D Ohio Limited Partnership	Indiana	B/D Ohio Limited Partnership
Dugan Texas LLC	Delaware	Dugan Texas LLC
Lamida Group, L.L.C.	Indiana	Lamida Group, L.L.C.
Cincinnati Development Group/Other Ventures LLC	Ohio	Cincinnati Development Group/Other Ventures LLC
AD West End, LLC	Indiana	AD West End, LLC
Browning/Duke, LLC	Delaware	Browning/Duke, LLC
Browning/Duke II, LLC	Delaware	Browning/Duke II, LLC
DRCS, LLC	Delaware	DRCS, LLC
Hangar, LLC	Indiana	Hangar, LLC
AP Anson 7B, LLC	Delaware	AP Anson 7B, LLC
AP Midwest 8, LLC	Delaware	AP Midwest 8, LLC
Duke/Allpoints Indy, LLC	Delaware	Duke/Allpoints Indy, LLC
AireCorr, LLC	Indiana	Airecorr, LLC
USLP Zeta Venture, LLC	Delaware	USLP Zeta Venture, LLC

(1) The names of certain subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary”, have been omitted pursuant to Item 601(b)(21)(ii) of Regulation S-K.
(2) Duke Realty Corporation is the parent of 195 wholly owned subsidiaries that are organized and operated in the United States, and are in the real estate ownership, operating, and development business.